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                                                                    EXHIBIT 23.7


We hereby consent to the use in the Registration Statement of Transocean Sedco Forex Inc. ("Transocean") on Form S-4 of our opinion dated August 19, 2000 appearing as Annex B to the Joint Proxy Statement/Prospectus of Transocean and R&B Falcon Corporation, which is part of the Registration Statement of Transocean on Form S-4 filed on September 22, 2000 and subsequently amended on October 26, 2000 and October 30, 2000, to the description therein of such opinion and to the references therein to our name in the section entitled "Fairness Opinion of Morgan Stanley & Co. Incorporated." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                       MORGAN STANLEY & CO.
                                       INCORPORATED

                                       By: J. MICHAEL HAFNER
                                          -------------------------------------
                                           J. Michael Hafner
                                           Principal

New York, New York
January 30, 2001